UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2025 (October 10, 2025)

SYNTEC OPTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41034	87-0816957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Lee Rd.

Rochester, NY 14606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(585) 768-2513

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	OPTX	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	OPTXW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 1, 2024, CBIZ CPA’s P.C. acquired the attest business of Marcum LLP (“Marcum”). On October 10, 2025, Marcum informed Syntec Optics Holdings, Inc. (the “Company”) and as the Audit Committee of the Board of Directors approved, that Marcum resigned as the Company’s independent registered public accounting firm.

Neither of Marcum’s reports on the consolidated financial statements of the Company for either of the past two fiscal years ended December 31, 2024 and December 31, 2023 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through October 10, 2025, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through October 10, 2025, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 related to the lack of documentation of formal internal control process and controls including lack of review of journal entries, lack of necessary corporate accounting resources to maintain adequate segregation of duties, lack of timely reconciliation controls in the areas of classification of revenue, accounts payable, accrued legal expenses, provision for income taxes, and inventory, lack of controls related to proper cut-off of costs of goods sold and general and administrative expenses, lack of control related to identification and disclosure of related party transactions, lack of control related to proper fair value methodology utilized for valuation of complex financial instrument in connection with contingent earnout arrangement, lack of the necessary information technology (“IT”) general controls infrastructure in the areas of user access and program change-management due to insufficient documentation and training, and inadequate IT risk assessment process. Additionally, we lack controls around the review of SOC-1 reports and lack of cybersecurity-related controls, lack of control related to the evaluation and calculation of finance leases in accordance with Accounting Standards Codification 842-20-25-1a, and lack of control related to the identification of stock-based compensation agreements and related accounting for and disclosure of such agreements.

The Company has provided Marcum with a copy of the above disclosures prior to this filing with the Securities and Exchange Commission (the “Commission”). A letter to the Commission, dated October 10, 2025, from Marcum, regarding its concurrence with the statements made by the Company in this current report concerning the dismissal of Marcum as the Company’s independent registered public accounting firm, is attached as Exhibit 16.1 hereto.

On October 10, 2025, the Company, with the approval of the Audit Committee of the Board of Directors and the Board of Directors, engaged CBIZ CPAs P.C. as the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023 and the subsequent interim period through October 10, 2025, neither the Company nor anyone on its behalf has consulted with CBIZ CPAs P.C. with respect to either(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs P.C. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit
Number	Description

16.1	Letter from Marcum LLP dated October 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTEC OPTICS HOLDINGS, INC.

	By:	/s/ Al Kapoor
Date: October 10, 2025	Name:	Al Kapoor
	Title:	Chief Executive Officer